                                                                    CONFIDENTIAL
                                                                   EXHIBIT 10.24



                           MASTER SERVICE AGREEMENT

INTRODUCTION:

     This Agreement ("Agreement") is entered into by and between Clinimetrics Research Associates, Inc., a contract research organization, with its principal office and place of business at 1732 North First Street, Suite 470, San Jose, CA 95112, hereinafter called "CLINIMETRICS," and Durect Corporation, a Delaware corporation with its principal office and place of business at 10240 Bubb Road Cupertino, CA 95104, hereinafter called "CLIENT".

1.   PROPOSALS AND WORK ORDERS

     CLINIMETRICS will, when requested by CLIENT, submit a proposal ("Proposal") for clinical trial management services ("Services") to be performed by CLINIMETRICS in association with specific clinical research ("Research") sponsored by CLIENT. Each Proposal will contain a work statement, performance times, and a cost estimate. The work statement within the Proposal shall contain the protocol ("Protocol") to be performed in connection with the Research, the contact person of each of the parties concerning technical issues, and the contact person of each of the parties concerning administrative issues (the "Administrative Contact"). If accepted by CLIENT, the Proposal will become a work order ("Work Order") and be deemed to be incorporated into this Agreement. Work Orders will be numbered serially and signed and dated by the parties, and will contain the information set forth on the standard form of Work Order attached as Exhibit A. CLINIMETRICS will have no obligation under this Agreement if CLIENT has not timely performed its obligations under this Agreement.

     CLINIMETRICS' tasks specified in the Work Order shall constitute the sole tasks assigned by CLIENT to CLINIMETRICS pursuant to 21 CFR 312.52.

2.   CHANGE(S) TO WORK ORDER(S)

     Each party will discuss any changes in the scope of the Services which may affect budget or timeline for a given Work Order with the other party. All proposed changes to a Work Order (a "Change Order") including, without limitation, any changes in scope, payments, or timeline, will be documented, signed by the Administrative Contact of the party proposing the Change Order, and presented to the other party for its prior review. Upon written approval from the Administrative Contact of the other party of the Change Order, the Work Order shall be changed to the extent set forth in the Change Order.

3.   TERM

     Unless earlier terminated as provided in this Agreement, the effective term of this Agreement is May 31, 2000 (the "Effective Date") to December 31, 2002, unless extended by agreement of both parties in writing. Subject to any Change Order, Services shall be performed during the times set forth in the applicable Work Order.

4.   COSTS AND PAYMENT SCHEDULE

     A. All costs and rates outlined in a Work Order shall remain firm for the duration of the Work Order, unless otherwise agreed to in writing by CLINIMETRICS and CLIENT.

     B. CLIENT shall make payments to CLINIMETRICS within thirty (30) days of receipt of an invoice from CLINIMETRICS detailing in sufficient detail the Services performed and expenses incurred. Payment shall be in US dollars and directed to:

               Clinimetrics Research Associates, Inc.,

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

               1732 North First Street, Suite 470
               San Jose, CA 95112
               ATTN:  Chief Financial Officer

     C. If payment to CLINIMETRICS is not received within thirty (30) days of receipt of an invoice by CLIENT, CLINIMETRICS will charge CLIENT monthly interest in the amount of 1.5% of the invoice.

     D. CLINIMETRICS may not increase the fees and costs charged to CLIENT under this Agreement in any particular Work Order without the prior written consent of CLIENT.

5.   NOTICES

     All notices provided for in this Agreement shall be deemed sufficient if sent by facsimile letter, delivered by personal delivery, or if mailed, then by certified mail, postage prepaid, or by nationally recognized overnight courier, and addressed to the respective parties as follows:


               If to CLIENT:
               NAME: Jean Liu, Vice President & General Counsel
               ADDRESS: 10240 Bubb Road Cupertino, CA 95104

               If to CLINIMETRICS:
               NAME:  James Wilson, Vice President
               ADDRESS: 1732 North First Street, Suite 470, San Jose, CA 95112

     All notices shall be deemed effective when received, or, if earlier, three business days after mailing.

6.   OWNERSHIP

     A. All data, other information, and writings provided to CLINIMETRICS by and/or on behalf of CLIENT, irrespective of whether provided in paper, oral or electronic form (including, but not limited to original case report forms, dictionaries and data entry copies of case report forms) shall be owned by CLIENT. As utilized in this Agreement, the term "electronic form" includes, but is not limited to, computer disks and tapes, CD-ROM disks, optical disks, electronic mail and audio tapes.

     B. All writings, inventions, improvements, discoveries, enhancements, modifications, know-how, data and information ("Inventions") (irrespective of whether in written, oral or electronic form and including, but not limited to, original clinical study files, electronic final SAS data bases, procedural contents of data bases and final study reports) conceived, generated, made or reduced to practice by CLINMETRICS, its employees, agents or investigators resulting from, and/or generated or made in the performance of the Services, the Protocol, a Work Order or this Agreement shall be the sole and exclusive property of the CLIENT. CLINIMETRICS will disclose promptly to CLIENT any and all Inventions and CLINMETRICS, agrees to assign all of its interest therein to CLIENT promptly and without additional consideration.

     C. In the event that CLIENT decides to file one or more United States and/or foreign patent applications covering one or more inventions resulting from and/or made in the performance of the Services, CLINIMETRICS shall at CLIENT'S request and expense assist CLIENT in the preparation and prosecution of such patent application(s) and shall execute all documents deemed necessary by CLIENT for the filing thereof and/or for the vesting in CLIENT of title thereto.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     D. Any and all work products, both tangible and intangible, that result from the Services performed under this Agreement, including but not limited to, patents, inventions, copyrightable material or trade secrets, shall be the sole and exclusive property of CLIENT.

7.   CONFIDENTIAL INFORMATION

     A. Each party agrees not to disclose or to use for any purpose, other than to perform the Services without the other parties written permission any and all trade secrets, privileged records or other confidential or proprietary information including but not limited to either parties technologies, products, business, or practices (collectively "Information") disclosed or developed by the other party pursuant to this Agreement or any previous confidentiality agreement(s) relating to the Services. Information which is not in oral or written form, such as, but not limited to, data tapes, shall be designated in writing as confidential within thirty (30) days after disclosure. The obligation of non-disclosure and non-use shall not apply to the following:

          (1) Information at, or after, such time that it is or becomes publicly available through no fault of the receiving party;

          (2) Information that is already independently known to the receiving party as shown by its prior written records; or

          (3) Information at, or after, such time that is disclosed to the receiving party on a non-confidential basis by a third party with the legal right to do so; or

          (4) Information required to be disclosed by the United States Food and Drug Administration due to a change in a Protocol, or any information required to be released by any court or other administrative entity, provided that the receiving party notifies the disclosing party sufficient to enable the disclosing party to protect the confidentiality of such information through protective order or other administrative remedy.

     B. The obligations of CLINIMETRICS and CLIENT under this Article shall survive and continue for ten (10) years after termination of this Agreement.

8.   PUBLICATIONS

     Disclosure of,publications or presentation of the methods and/or results of the Research by CLINIMETRICS is not permitted without the prior written consent of CLIENT.

9.   PUBLICITY)

     A. CLIENT'S retention of CLINIMETRICS pursuant to this Agreement is deemed Information within the meaning of Section 7A.

     B. Except as may be required by law, CLINIMETRICS and CLIENT will obtain prior written permission from each other before using the name, symbols and/or marks of the other in any form of publicity.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

10.  INDEMNIFICATION

     A. CLIENT agrees to defend, indemnify, and hold harmless CLINIMETRICS and its respective employees and agents (collectively, the "Indemnitees") from and against and from any claims, proceedings, or investigations arising directly out of or in connection with the Research or CLINIMETRIC'S execution of or performance of its obligations under this Agreement, or any claims resulting directly from the negligence or willful misconduct of CLIENT including, without limitation, amounts paid in settlement of claims, proceedings, or investigations, and agrees to bear all costs and expenses, including without limitation, reasonable attorney's fees incurred in connection with the defense or settlement of any such claim, proceeding or investigation as such costs and expenses are incurred in advance of judgment, provided however:

          (1) that the Services are conducted in accordance with the Protocol, all written instructions delivered by CLIENT concerning administration of the Research drugs or devices and good clinical practice regulations;

          (2) that such loss does not arise out of the negligence or willful misconduct of CLINIMETRICS, or any other person on CLINIMETRICS's property, exclusive of CLIENT employees;

          (3) that CLIENT is promptly notified in writing of any complaint, claim or injury relating to any loss subject to this indemnification provided that any failure to notify shall not affect CLIENT'S obligation to indemnify CLINIMETRICS; and

          (4) that CLIENT shall have the right to select defense counsel and to direct the defense or settlement of any such claim or suit.

     B. CLINIMETRICS shall indemnify and hold CLIENT and its respective employees and agents harmless from and against any and all claims, proceedings or investigations, including personal injury and property damage, which may arise from any alleged negligence or willful misconduct of CLINIMETRICS occurring in connection with this Agreement including, without limitation amounts paid in settlements of claims, proceedings, or investigations, and agrees to bear all costs and expenses, including without limitation, reasonable attorney's fees incurred in connection with the defense or settlement of any such claim, proceeding or investigation as such costs and expenses are incurred in advance of judgment; provided that,

          (1) CLINIMETRICS is promptly notified in writing of any complaint, claim or injury relating to any loss subject to this indemnification provided that any failure to notify shall not affect CLINIMETRIC'S obligation to indemnify CLIENT; and

          (2) CLINIMETRICS shall have the right to select defense counsel and to direct the defense or settlement of any such claim or suit.

     C. The indemnifying party shall provide diligent defense against or settlement of any claims brought or actions filed with respect to the subject of the indemnity contained herein, whether such claims or actions are rightfully or wrongfully brought or filed. The indemnifying party shall have the right to settle claims at its sole expense.

     D. A Deviation from the terms of the Protocol made by CLINIMETRICS out of necessity, will not constitute negligence or willful malfeasance by CLINIMETRICS provided that CLINIMETRICS shall promptly notify CLIENT in writing of any such deviation as soon as reasonably practical.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     E. The indemnified party shall reasonably cooperate with indemnifying party and its legal representatives in the investigation and defense of any claim or suit covered under this Agreement. In the event a claim or action is or may be asserted, the indemnified party shall have the right to select and to obtain representation by separate legal counsel. If the indemnified party exercises such right, it shall bear all costs and expenses incurred by it for such separate counsel.

11.  INSURANCE

     A. CLIENT warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed herein. Upon request CLIENT will provide evidence of its insurance.

     B. CLINIMETRICS agrees that it will maintain during the performance of this Agreement the following insurance in amounts no less than that specified for each type:

          (1) General liability insurance with combined limits of not less than $1,000,000 per occurrence and $1,000,000 per accident for bodily injury, including death, and property damage;

          (2) Worker's Compensation Insurance in the amount required by the law of the State in which CLINIMETRICS's workers are located and employer's liability insurance with limits of not less than $1,000,000 per occurrence; and

          (3) In the event that the use of an automobile is required in the performance of this Agreement, Non-Owned Auto Insurance with combined limits of not less than $1,000,000 per occurrence and $1,000,000 per accident for bodily injury, including death, and property damage is required.

     C. Upon request, CLINIMETRICS will provide evidence of its insurance to CLIENT. and will name CLIENT as an additional insured party under CLINIMETRICS's insurance policy and will provide to CLIENT, thirty
          (30) days prior, written notice of any cancellation in its coverage.

12.  TERMINATION

     This Agreement may be terminated by either party for any reason, upon thirty (30) days written notice; provided however that CLINIMETRICS may not terminate this Agreement without Durect's written consent prior to completion of all activities under any Work Order accepted by Durect hereunder. Either party may terminate this Agreement immediately upon written notice if either party commits a material breach of this Agreement which is not cured within ten (10) days after receipt of written notice of such breach from non-breaching party; or immediately upon written notice if either party becomes insolvent, is dissolved or liquidated, makes a general assignment for the benefit of its creditors, files or has filed against it a petition for bankruptcy, or has a receiver appointed for a substantial part of its assets.

     A. Upon the effective date of termination, there shall be an accounting conducted by CLINIMETRICS, subject to verification and approval by CLIENT. Within a reasonable time after receipt of adequate documentation therefore, CLIENT will make payment to CLINIMETRICS for:

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          (1) all services properly rendered and monies properly expended by CLINIMETRICS until the effective date of termination and not yet paid for; and

          (2) reasonable non-cancelable obligations properly incurred for the Services by CLINIMETRICS prior to receipt of notice of termination, unless CLIENT objects to any charge, in which case the parties shall use best efforts to expeditiously resolve any disagreement.

     B. CLINIMETRICS will return within thirty (30) days of the effective date of the termination to CLIENT any funds not expended or irrevocably obligated by CLINIMETRICS prior to the effective termination date and any and all documents and other information provided to CLINIMETRICS by CLIENT, and any and all results of the Research prepared or gathered up to the Termination Date, including any and all data and computer programming regarding data entry.

     C. Termination of this Agreement by either party shall not affect the rights and obligations of the parties accrued prior to the effective date of the termination. The rights and duties under Articles 6,7,8,9, 10, 12, 13, 14, 15, and 19 survive the termination or expiration of this Agreement.

13.  CONFORMANCE WITH LAW AND ACCEPTED PRACTICE

     CLINIMETRICS shall perform its obligations under this Agreement in conformance with generally accepted standards of good clinical practice, with the Protocol, and with all applicable local, state and federal laws and regulations governing the performance of clinical investigations including but not limited to the Federal Food, Drug and Cosmetic Act and regulations of the Food and Drug Administration ("FDA"). CLINIMETRICS agrees to retain all records resulting from the Research for the time required by applicable regulations and furnish copies to CLIENT of such records including the medical records of any subject participating in the Research, or allow CLIENT to inspect all such records as permitted or required by applicable law. CLIENT will notify CLINIMETRICS of the FDA Application filing and approval status.

14.  APPLICABLE LAW

     This Agreement shall be construed by and enforced in accordance with the laws of the State of California without regard to its conflict of laws rules.

15.  INDEPENDENT CONTRACTOR

     A. CLINIMETRICS acknowledges and agrees that it is solely responsible for the compensation of the assigned personnel, and as employer, will be responsible for withholding all federal, state and local taxes and similar items. CLINIMETRICS also will be responsible for all other employer related obligations, including providing appropriate insurance coverage and employee benefits, and making all other deductions required by law affecting the gross wages of each employee.

     B. CLINIMETRICS personnel, assigned to CLIENT, are not nor shall they be deemed to be at any time during the terms of this Agreement, employees of CLIENT. CLINIMETRICS status and relationship with CLIENT shall be that of an independent contractor, and CLINIMETRICS shall not state or imply, directly or indirectly, that it is empowered or authorized to commit or bind CLIENT or to incur any liabilities or expenses on behalf of CLIENT or to enter into any oral or written Agreement in the name or on behalf of CLIENT. Nothing herein shall create, expressly or by implication, a partnership, joint venture, agency, or other association of the parties.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     C. CLINIMETRICS shall be responsible for the supervision, administrative, and quality control activities of its personnel assigned to CLIENT. CLIENT shall be responsible for the technical direction of the services performed by such personnel.

16.  ASSIGNMENT

     This Agreement, and all rights and obligations hereunder, may not be assigned by either party without the express written consent of the other, which consent shall not be unreasonably withheld or delayed except that CLIENT may assign this Agreement to an acquirer of substantially all of its assets and business to which this Agreement relates. Any attempt to assign this Agreement without such required consent shall be void and of no effect.

17.  WAIVER

     No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

18.  FORCE MAJEURE

     Neither CLINIMETRICS nor CLIENT shall be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is due to circumstances reasonably beyond either party's control, such as labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, acts of aggression, acts of God, energy or other conservation measures, explosions, failure of utilities, mechanical breakdowns, material
shortages, disease, or other such occurrences.   If any such event continues for
more than ninety (90) days, then the party not in breach of contract as a result of the event, or either party if both are in breach of contract as a result of the event, may terminate this Agreement upon written notice to the other.

19.  DELIVERY TO CLIENT OF DOCUMENTS, DATA AND UNUSED MATERIALS

     Within thirty (30) days following termination or completion of this Agreement, all unused compounds, drugs, original clinical study files, original case report forms (used and unused), electronic final SAS database, electronic and hard copy of the procedural contents of the database, code books, dictionaries, data entry copies of case report forms, and electronic copy of the final study report, if applicable, or other related materials that were furnished to CLINIMETRICS by or on behalf of CLIENT shall be returned to CLIENT at CLIENT' expense.

20.  DEBARMENT CERTIFICATION

     Neither CLINIMETRICS nor any person employed thereby has been debarred under Section #306(a) or (b) of the Federal Food, Drug and Cosmetic Act and no debarred person will in the future be employed by CLINIMETRICS in connection with any work to be performed for or on behalf of CLIENT which may later become part of any application for approval by the FDA. If at any time after execution of this contract, CLINIMETRICS becomes aware that CLINIMETRICS or any person employed thereby is, or is in the process of being debarred, CLINIMETRICS hereby certifies that CLINIMETRICS will so notify CLIENT at once.

21.  HIRING OF CLINIMETRICS EMPLOYEES

[***]

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

22.  ENTIRE AGREEMENT

     This Agreement together with the Work Order represents the entire understanding of the parties with respect to the subject matter hereof. In the event of any inconsistency between this Agreement and the Protocol, the terms of this Agreement shall govern. The Work Orders and any other attachments hereto, if applicable, are incorporated in this Agreement by reference. In event of any conflict between the provisions of a Work Order and this Agreement, the provisions of this Agreement shall control, unless the parties have stated a specific intent to supercede a term contained in this Agreement.



*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by proper persons thereunto duly authorized.



CLINIMETRICS RESEARCH ASSOCIATES, INC.

By:       ________________________________

Title:    Vice President

Date:     ________________________________

Federal Tax I. D. No.:  77-0272046


CLIENT

By:       ________________________________

Title:    ________________________________

Date:     ________________________________


*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.